UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2026

Warburg Pincus Access Fund, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56778	33-3512234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Lexington Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 878-0600

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2026, Warburg Pincus Access Fund, L.P. (the “Fund”) entered into (i) an Expense Limitation and Reimbursement Agreement (the “Expense Agreement”) and (ii) an Investment Management Agreement (the “Investment Management Agreement”), each with Warburg Pincus LLC (the “Manager”).

Descriptions of the Expense Agreement and Investment Management Agreement were included under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Discretionary Expense Limitation and Reimbursement,” “Item 1. Business – Investment Management Agreement” and “Item 1 Business – Compensation of the Manager and General Partner – Management Fee” of the Fund’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on January 29, 2026 (the “Annual Report on Form 10-K”), and are incorporated by reference herein. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the Expense Agreement and Investment Management Agreement, as applicable, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On February 2, 2026, the Fund sold unregistered limited partnership units (the “Units”) for aggregate consideration of $286,201,640.

The following table provides details on the Units sold to third-party investors and the independent members of the Fund’s Board of Directors (the “Independent Directors”) by the Fund:

Class	Number of Units Sold(1)	Aggregate Consideration(1)
Class A-1	10,803,520	$270,088,000
Class A-2	480,000	$12,000,000
Class A-3	118,546	$2,963,640
Class E	46,000	$1,150,000

(1)	Unit and dollar amounts are rounded to the nearest whole number.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), including Regulation D thereunder. Units presented above were sold to third-party investors and the Independent Directors, including to third-party investors through Warburg Pincus Access Fund (TE), L.P., a Delaware limited partnership and a feeder vehicle established to invest in the Fund, in each case at a price of $25.00 per Unit.

The Fund generally invests alongside another vehicle that is managed by Warburg Pincus LLC (“Warburg Pincus”), which is organized outside of the United States and has substantially similar investment objectives and strategies with the Fund (the Fund and such other vehicle, together, “WP ACE”). As of February 2, 2026, WP ACE, sold interests for aggregate consideration of approximately $443,984,905 as part of their respective continuous private offerings.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2026, the Fund entered into an Amended and Restated Agreement of Limited Partnership (the “LPA”) with Warburg Pincus Access Fund GP, L.P., the Fund’s general partner (the “General Partner”), and Warburg Pincus Partners II, L.P., as Initial Limited Partner, and each of the Fund’s limited partners. The LPA amended and restated the Fund’s initial Agreement of Limited Partnership, dated as of July 18, 2025. A description of the LPA was included under “Item 1. Business – Partnership Agreement” of the Annual Report on Form 10-K and is incorporated by reference herein. Such description of the LPA does not purport to be complete and is qualified in its entirety by reference to the LPA, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

Item 8.01	Other Events

On February 2, 2026, the Fund closed on the acquisition of secondary investments in certain funds and/or accounts managed by Warburg Pincus or its affiliates, comprising a portion of its seed portfolio in the amount of approximately $213 million. Acquisition of these positions provides the Fund with exposure to investments in approximately 200 companies across seven sectors and multiple geographies. A description of the Fund’s seed portfolio was included under “Item 1. Business – Seed Portfolio” of the Annual Report on Form 10-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Agreement of Limited Partnership

10.1	Expense Limitation and Reimbursement Agreement

10.2	Investment Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warburg Pincus Access Fund, L.P.

Date: February 6, 2026	By:	/s/ Christopher Turner
	Name:	Christopher Turner
	Title:	Chief Executive Officer

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